UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
SIGNATURES

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of Calpine Corporation’s (the “Company”) shareholders was held on May 11, 2011. There were 445,861,484 shares of common stock entitled to be voted, and 398,814,737 shares present in person or by proxy. Four items of business were acted upon by shareholders at the annual meeting.

(b) The shareholders elected all of the Company’s nominees for director; ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; approved the advisory vote on executive compensation; and approved holding future advisory votes on executive compensation every year.

The voting results are as follows:

Proposal 1 – Election of Directors

	Number of	Number of Votes	Broker
Names	Votes For	Withheld	Non-Votes
Frank Cassidy	381,797,519	2,156,502	14,860,716
Jack A. Fusco	383,054,644	899,377	14,860,716
Robert C. Hinckley	382,673,995	1,280,026	14,860,716
David C. Merritt	383,135,876	818,145	14,860,716
W. Benjamin Moreland	383,169,491	784,530	14,860,716
Robert A. Mosbacher, Jr.	381,778,344	2,175,677	14,860,716
William E. Oberndorf	378,899,397	5,054,624	14,860,716
Denise M. O’Leary	372,577,337	11,376,684	14,860,716
J. Stuart Ryan	367,634,862	16,319,159	14,860,716

Proposal 2 - Ratification of the Selection of the Independent Registered Public Accounting Firm

For	397,527,604
Against	1,188,967
Abstentions	98,166
Broker Non-Votes	—

Proposal 3 – Advisory Resolution on Executive Compensation

For	379,809,306
Against	3,977,706
Abstentions	167,009
Broker Non-Votes	14,860,716

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

1 Year	353,876,323
2 Years	13,293,873
3 Years	16,689,856
Abstentions	93,969
Broker Non-Votes	—

(d) A majority of the votes cast by shareholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by our shareholders, the Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders every 1 year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: May 11, 2011

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